UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Base Salaries and 2012 Cash Bonuses

On February 8, 2013, the Compensation Committee of the Board of Directors of Basic Energy Services, Inc. (“Basic”), after discussion with a compensation consultant, approved base salaries for 2013 and cash bonuses for 2012 for certain of Basic’s executive officers, including Basic’s named executive officers. Cash bonus amounts for 2012 include payments previously made pursuant to Basic’s quarterly management incentive bonus plan, to the extent applicable to such executive officers. The approved 2013 base salary and 2012 cash bonus amounts for each of these executive officers are set forth in the table below:

	2013 Base Salary	2012 Cash Bonus
Kenneth V. Huseman President, Chief Executive Officer and Director	$735,000	$279,117

Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$400,000	$124,932

T.M. “Roe” Patterson Senior Vice President and Chief Operating Officer	$510,000	$146,512

James F. Newman Group Vice President — Permian Business Unit	$368,000	$112,880

William T. Dame Vice President — Pressure Pumping and Wireline Service	$295,000	$129,340

James E. Tyner Vice President — Human Resources	$290,000	$69,245

John Cody Bissett Vice President — Controller and Chief Accounting Officer	$240,000	$55,995

Lanny T. Poldrack Vice President — Safety and Operations Support	$260,000	$59,970

Douglas B. Rogers Vice President — Marketing	$260,000	$66,595

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 14, 2013	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary